                                                      EXECUTION COUNTERPART


                            GUARANTEE AGREEMENT


          AMENDED AND RESTATED GUARANTEE AGREEMENT dated as of December 22, 1994 between INFINITY BROADCASTING CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Company"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY BORROWERS" on the signature pages hereof (each, a "Subsidiary Borrower" and, collectively together with each other Restricted Subsidiary of the Company to which Subsidiary Acquisition Loans are made or assigned, the "Subsidiary Borrowers"); each of the other Subsidiaries of the Company identified under the caption "SUBSIDIARIES" on the signature pages hereof (each, a "Subsidiary") and, collectively, the "Subsidiaries" and, together with the Company and the Subsidiary Borrowers, each an "Obligor" and, collectively, the "Obligors"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as administrative agent for the Banks (as defined below) party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

          The Company, certain lenders (the "Existing Banks"), The Chase Manhattan Bank (National Association), as administrative agent for the Existing Banks (in such capacity, together with its successors in such capacity, the "Existing Administrative Agent"), Bank of Montreal, The Bank of New York and Chemical Bank, as co-agents for the Existing Banks (in such capacity, together with their respective successors in such capacity, the "Existing Co-Agents)" and Chemical Bank as collateral agent for the Existing Banks (in such capacity, together with its successor in such capacity, the "Existing Collateral Agent") are parties to an Amended and Restated Credit Agreement dated as of June 7, 1994, as amended by Amendment No. 1 thereto dated as of November 15, 1994 (such Amended and Restated Credit Agreement as modified and supplemented and in effect on the date hereof, the "Existing Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Existing Banks to the Company and certain subsidiaries of the Company in an aggregate principal amount not exceeding $470,000,000.

          Hemisphere Broadcasting Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("HBC"),

                      Guarantee Agreement
                      ___________________
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                              - 2 -

and The Chase Manhattan Bank (National Association), as Existing Administrative Agent, are parties to a Loan Agreement dated as of June 7, 1994 (as modified and supplemented and in effect on the date hereof, the "Existing HBC Loan Agreement") governing loans of HBC held by certain of the Existing Banks pursuant to the Existing Credit Agreement. Infinity Broadcasting Corporation of Boston, a Delaware corporation and a wholly owned subsidiary of the Company ("Infinity of Boston"), and The Chase Manhattan Bank (National Association), as Existing Administrative Agent, are parties to a Loan Agreement dated as of June 7, 1994 (as modified and supplemented and in effect on the date hereof, the "Existing Infinity of Boston Loan Agreement") governing loans of Infinity of Boston held by certain of the Existing Banks pursuant to the Existing Credit Agreement. Infinity Broadcasting Corporation of California, a Delaware corporation and a wholly owned subsidiary of the Company ("Infinity of California"), and The Chase Manhattan Bank (National Association), as Existing Administrative Agent, are parties to a Loan Agreement dated as of June 7, 1994 (as modified and supplemented and in effect on the date hereof, the "Existing Infinity of California Loan Agreement") governing loans of Infinity of California held by certain of the Existing Banks pursuant to the Existing Credit Agreement. Sagittarius Broadcasting Corporation, a New York corporation and a wholly owned subsidiary of the Company ("SBC"), and The Chase Manhattan Bank (National Association), as Existing Administrative Agent, are parties to a Loan Agreement dated as of June 7, 1994 (as modified and supplemented and in effect on the date hereof, the "Existing SBC Loan Agreement" and, together with the Existing HBC Loan Agreement, the Existing Infinity of Boston Loan Agreement and the Existing Infinity of California Loan Agreement, the "Existing Subsidiary Loan Agreements") governing loans of SBC held by certain of the Existing Banks pursuant to the Existing Credit Agreement.

          The Company, the other Obligors and the Existing Collateral Agent are also parties to a Guarantee Agreement dated as of June 7, 1994 (as modified and supplemented and in effect on the date hereof, the "Existing Guarantee Agreement") pursuant to which the Obligors guaranteed the obligations of the Company and the Subsidiary Borrowers under the Existing Credit Agreement and the Existing Subsidiary Loan Agreements.

          The Company, certain lenders (the "Banks"); The Chase Manhattan Bank (National Association), as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent"); Bank of America Illinois, Bank of Montreal, The Bank of New York, Chemical Bank, Compagnie Financiere de CIC et de l'Union Eurpoeenne, The First National Bank of Boston and National Westminster Bank USA, as co-agents for the Banks (in such capacity, together with their respective successors in such capacity, the "Co-Agents"); and

                      Guarantee Agreement
                      ___________________
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                              - 3 -

Chemical Bank, as collateral agent for the Banks (in such capacity, together with its successors in such capacity, the "Collateral Agent"; together with the Administrative Agent and the Co-Agents, the "Agents") have entered into a Second Amended and Restated Credit Agreement dated as of December 22, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement") providing for the amendment and restatement of the Existing Credit Agreement.

          HBC and the Administrative Agent have entered into an Amended and Restated Loan Agreement dated as of December 22, 1994 (as modified and supplemented and in effect from time to time, the "HBC Term Loan Agreement") providing for the amendment and restatement of the Existing HBC Loan Agreement. Infinity of Boston and the Administrative Agent have entered into an Amended and Restated Loan Agreement dated as of December 22, 1994 (as modified and supplemented and in effect from time to time, the "Infinity of Boston Term Loan Agreement") providing for the amendment and restatement of the Existing Infinity of Boston Loan Agreement. Infinity of California and the Administrative Agent have entered into an Amended and Restated Loan Agreement dated as of December 22, 1994 (as modified and supplemented and in effect from time to time, the "Infinity of California Term Loan Agreement") providing for the amendment and restatement of the Existing Infinity of California Loan Agreement. SBC and the Administrative Agent have entered into an Amended and Restated Loan Agreement dated as of December 22, 1994 (as modified and supplemented and in effect from time to time, the "SBC Term Loan Agreement" and, together with the HBC Term Loan Agreement, the Infinity of Boston Term Loan Agreement and the Infinity of California Term Loan Agreement, the "Subsidiary Term Loan Agreements") providing for the amendment and restatement of the Existing SBC Loan Agreement.

          It is a condition precedent to the effectiveness of the amendment and restatement of the Existing Credit Agreement and the amendment and restatement of the Existing Subsidiary Loan Agreements that the Existing Guarantee Agreement also be amended and restated.

          To induce the Banks to amend and restate the Existing Credit Agreement and to extend credit thereunder and, to induce the Banks to amend and restate each of the Existing Subsidiary Loan Agreements and to extend credit thereunder, and, in the case of the amendment and restatement of the Existing Credit Agreement as so amended and restated, to extend credit to additional Subsidiary Borrowers under the Subsidiary Acquisition Loan Agreements as provided in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Obligor has agreed to amend and restate the Existing Guarantee Agreement as provided herein.

                      Guarantee Agreement
                      ___________________
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                              - 4 -

Accordingly, effective as of the Effective Date (as defined in the Credit Agreement), the parties hereto hereby agree that the Existing Guarantee Agreement shall be amended and restated in its entirety to read as set forth in this Agreement:

          Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Guaranteed Obligations" shall refer to the obligations guaranteed by the respective Obligors under Section 2 hereof and shall mean: (a) with respect to the Company, (i) the obligations of each Subsidiary Borrower to pay the principal of and interest (including, without limitation, interest accruing after the commencement of a case or proceeding of the type referred to in
Section 9(d) or (e) of the Subsidiary Loan Agreement to which such Subsidiary Borrower is a party with respect to such Subsidiary Borrower, whether or not allowed as a claim in any such case or proceeding) on the Loans made to such Subsidiary Borrower and the Notes of such Subsidiary Borrower and all other amounts owing by such Subsidiary Borrower under the Subsidiary Loan Agreement to which such Subsidiary Borrower is a party and such Notes in respect of the Loans made to or assumed by such Subsidiary Borrower and the Notes of such Subsidiary Borrower and
(ii) the obligations of each Obligor other than the Company to pay all other amounts owing by such Obligor under each other Basic Document to which such Obligor is a party (including, without limitation, such amounts owing under this Agreement); (b) with respect to each Obligor other than the Company, (i) the obligations of the Company and each other Obligor (the Company and each other Obligor being herein called a "Guaranteed Obligor") to pay all amounts (including, without limitation, interest accruing on the Loans after the commencement of a case or proceeding of the type referred to in Section 9(f) or (g) of the Credit Agreement with respect to such Guaranteed Obligor, whether or not allowed as a claim in any such case or proceeding) owing by such Guaranteed Obligor under each Basic Document to which such Guaranteed Obligor is a party (including, without limitation, this Agreement, the Security Agreement and, if such Guaranteed Obligor is a Borrower, each Loan Document to which such Guaranteed Obligor is a party and the Notes of such Guaranteed Obligor and (ii) Interest Protection Obligations.

          "Interest Protection Obligations" shall mean the obligations of the Company to each Swap Provider in respect of one or more Interest Rate Protection Agreements entered into by the Company and such Swap Provider pursuant to Section 8.13 of the Credit Agreement.

                      Guarantee Agreement
                      ___________________
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                              - 5 -


          "Loan Documents" shall mean, collectively, the Credit
Agreement and each Subsidiary Loan Agreement.

          "Swap Provider" shall mean a Bank in its capacity as a party to an Interest Rate Protection Agreement between such Bank and the Company.


          Section 2.  The Guarantee.

          2.01 Guarantee. Each of the Obligors hereby jointly and severally guarantees to each of the Banks and the Agents and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of such Obligor's Guaranteed Obligations, in each case strictly in accordance with the terms thereof. Each of the Obligors hereby further jointly and severally agrees that if any of such Obligor's Guaranteed Obligations shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise), such Obligor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of such Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          2.02 Obligations Unconditional. The obligations of each of the Obligors under Section 2.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any other Obligor under the Loan Documents or any other Basic Document or any substitution, release or exchange of any other guarantee of or security for any of such Obligor's Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 2.02 that the obligations of the each of the Obligors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the extent permitted by applicable law, the occurrence of any one or more of the following shall not affect the liability of any of the Obligors under this Section 2:

          (i) at any time or from time to time, without notice to such Obligor, the time for any performance of or compliance with any of its Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                      Guarantee Agreement
                      ___________________
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                              - 6 -


         (ii) any of the acts mentioned in any of the provisions of any Loan Document or any other Basic Document shall be done or omitted;

        (iii) the maturity of any of such Guaranteed Obligations shall be accelerated, or any of such Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any Loan Document or any other Basic Document shall be waived or any other guarantee of any of such Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

         (iv) any lien or security interest granted as security for any of such Guaranteed Obligations shall fail to be perfected.

Each of the Obligors hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any of the Agents and the Banks exhaust any right, power or remedy or proceed against any other Obligor under any Loan Document or any other Basic Document or against any other Person under any other guarantee of, or security for, any of such Obligor's Guaranteed Obligations.

          2.03 Reinstatement. The obligations of each of the Obligors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any other Obligor in respect of any of such Obligor's Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and each of the Obligors jointly and severally agrees that it will indemnify each of the Agents and the Banks on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by such Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          2.04 Subrogation. Each of the Obligors hereby jointly and severally agrees that until the payment and satisfaction in full of all of such Obligor's Guaranteed Obligations and the expiration and termination of all Commitments under the Credit Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 2.01 hereof, whether by subrogation or otherwise, against any other Obligor or any other guarantor of any of such Guaranteed

                      Guarantee Agreement
                      ___________________

Obligations or any security for any of such Guaranteed Obligations.

          2.05 Remedies. Each of the Obligors jointly and severally agrees that, as between the Obligors, on the one hand, and the Agents and the Banks, on the other hand, the obligations of each Borrower under each of the Loan Documents to which it is a party and such Borrower's Notes may be declared to be forthwith due and payable as provided in Section 9 of such Loan Document (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of
Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by such Obligor for purposes of said Section 2.01.

          2.06  Continuing Guarantee.  The guarantee in this
Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations of each Obligor whenever arising.

          2.07 Rights of Contribution. The Obligors other than the Company hereby agree, as between themselves, that if any of them (an "Excess Funding Guarantor") shall pay any of its Guaranteed Obligations under Section 2.01 hereof in excess of such Excess Funding Guarantor's Pro Rata Share (as hereinafter defined) of such Guaranteed Obligations less, if such Obligor is a Subsidiary Borrower, any amounts paid by such Obligor in respect of repayments of principal of Loans made to it, the other such Obligors shall, on demand (but subject to the next sentence hereof), pay to such Excess Funding Guarantor an amount equal to their respective Pro Rata Shares of such Excess Funding Guarantor's payment. The payment obligation of each of such Obligors to any Excess Funding Guarantor under this Section 2.07 shall be subordinate and subject in right of payment to the prior payment in full of the Guaranteed Obligations of such Obligor and, if such Obligor is a Subsidiary Borrower, the obligation of such Obligor to pay the principal of and interest on Loans made to it under the Subsidiary Loan Agreement to which it is a party and all other amounts owing thereunder, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For the purposes hereof, "Pro Rata Share" shall mean, for any Obligor other than the Company, a percentage equal to the percentage that the excess of the fair value of its assets as at September 30, 1994, over the amount of its liabilities (including contingent liabilities) as at such date is of the excess of the aggregate value of the assets of all other such

                      Guarantee Agreement
                      ___________________
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                              - 8 -

Obligors as at such date over their aggregate liabilities
(including contingent liabilities) as at such date.

          2.08 Limitation on Subsidiary Obligor Obligations. In any action or proceeding involving any State corporate law, or any State or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Obligor other than the Company under
Section 2.01 hereof would otherwise, taking into account the provisions of Section 2.07 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Obligor, any Bank, the Agents or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          2.09 FCC Approval. Each of the Obligors agrees to take any action that the Administrative Agent may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Administrative Agent and the Collateral Agent and the Banks to exercise and enjoy the full rights and benefits granted to the Administrative Agent and the Collateral Agent by the Loan Documents and the other Basic Documents and each other agreement, instrument and document delivered to the Administrative Agent or the Collateral Agent in connection therewith, including specifically, at the expense of such Obligor the use of such Obligor's best efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by the Loan Documents and the other Basic Documents for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of any license or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of any sale or sales of the collateral covered by the Security Documents by or on behalf of the Administrative Agent or the Collateral Agent or any assumption by the Administrative Agent or the Collateral Agent of voting rights relating thereto effected in accordance with the terms of the Security Documents.

          2.10 Instrument for the Payment of Money. Each Obligor hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Bank or any Agent, at its sole option, in the event of a dispute by such Obligor in the payment of any moneys

                      Guarantee Agreement
                      ___________________
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                              - 9 -

due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.


          Section 3.  Payments; Pro Rata Treatment; Sharing of
Payments, Etc.

          3.01  Payments.

          (a) Except to the extent otherwise provided herein all payments of Guaranteed Obligations and other amounts to be made by each Obligor under this Agreement shall be made in Dollars, in immediately available funds, to the Administrative Agent at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The Administrative Agent or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit accounts of the Obligors with it (with notice to such Obligors).

          (c) The Obligors shall, at the time they make or cause to be made any payment under this Agreement, notify the Administrative Agent (which shall so notify the intended recipient(s) thereof) of the Guaranteed Obligations or other amounts to which such payment is to be applied in which case such payment shall be so applied, subject to Section 3.02 hereof (and in the event that they fail to so specify, the Administrative Agent may distribute the amount of such payment to the Banks in such manner as the Majority Banks may determine to be appropriate, subject to said Section 3.02).

          (d) Each payment received by the Administrative Agent under this Agreement for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Guaranteed Obligations in respect of which such payment is made.

          (e) All payments by the Obligors hereunder shall be made without deduction, set-off or counterclaim.

          (f) If the due date of any payment under this Agreement would otherwise fall on a day which is not a Business
Day such payment shall be made on the immediately preceding

                      Guarantee Agreement
                      ___________________

Business Day and interest payable on any amount so paid shall be payable to, but excluding, the date such payment is made.

          3.02  Sharing of Payments, Etc.

          (a) The Obligors agree that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of any Obligor at any of its offices, in Dollars or in any other currency, against any Guaranteed Obligations payable to such Bank hereunder, that are not paid when due, in which case it shall promptly notify such Obligor and the Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

          (b) If any Bank shall obtain payment from any Obligor of any principal of or interest on any Loan of any Class or payment of any other amount under any Basic Document or otherwise through the exercise of any right of set-off, banker's lien or counterclaim or similar right, and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due and payable under the Loan Documents in respect of the Loans of such Class held by such Bank than the percentage of principal or interest then due and payable under the Loan Documents in respect of the Loans of such Class held by the other Banks received by the other Banks holding such Loans it shall promptly purchase from such other Banks participations in (or if and to the extent specified by such Bank, direct interests in) the Loans of such Class held by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all of such Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the principal and/or interest on the Loans of such Class then due and payable held by each of such Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Each Borrower agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to

                      Guarantee Agreement
                      ___________________
exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 3.03 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 3.03 to share in the benefits of any recovery on such secured claim.

          Section 4.  Miscellaneous.

          4.01 No Waiver. No failure on the part of the Agents or any Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of the Administrative Agent, the other Agent or any Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          4.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name (or, in the case of any of the Obligors, to the "Address for Notices" specified beneath the name of the Company in the Credit Agreement) on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          4.03 Expenses. The Obligors jointly and severally agree to reimburse each of the Banks and the Agents for all reasonable costs and expenses of the Banks and the Agents (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 4.03.

                      Guarantee Agreement
                      ___________________

          4.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Administrative Agent (with the consent of such of the Banks as are required for such purpose under the Credit Agreement). Any such amendment or waiver shall be binding upon the Agents and each Bank, each holder of any of the Guaranteed Obligations and each Obligor.

          4.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor, the Agents, the Banks and each holder of any of the Guaranteed Obligations (provided that no Obligor shall assign or transfer its rights hereunder without the prior written consent of the Administrative Agent acting with the consent of such of the Banks as are required for such purpose under the Credit Agreement).

          4.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          4.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          4.08 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          4.09 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          4.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall

                      Guarantee Agreement
                      ___________________
remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agents and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                      Guarantee Agreement
                      ___________________

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Guarantee Agreement to be duly executed and delivered as of the day and year first above written.


                              COMPANY

                              INFINITY BROADCASTING CORPORATION


                              By_______________________________
                                Name:  Farid Suleman
                                Title: Vice President - Finance


                              SUBSIDIARIES

                              THE AUDIO HOUSE, INC.

                              C&W LAND CORPORATION

                              HEMISPHERE BROADCASTING CORPORATION

                              HIT RADIO, INC.

                              INFINITY BROADCASTING CORPORATION
                                OF ATLANTA

                              INFINITY BROADCASTING CORPORATION
                                OF BALTIMORE

                              INFINITY BROADCASTING CORPORATION
                                OF BOSTON

                              INFINITY BROADCASTING CORPORATION
                                OF CALIFORNIA

                              INFINITY BROADCASTING CORPORATION
                                OF CHICAGO

                              INFINITY BROADCASTING CORPORATION
                                OF DALLAS

                              INFINITY BROADCASTING CORPORATION
                                OF DETROIT

                              INFINITY BROADCASTING CORPORATION
                                OF FLORIDA

                              INFINITY BROADCASTING CORPORATION
                                OF GLENDALE

                      Guarantee Agreement
                      ___________________

                              INFINITY BROADCASTING CORPORATION
                                OF ILLINOIS

                              INFINITY BROADCASTING CORPORATION
                                OF LOS ANGELES

                              INFINITY BROADCASTING CORPORATION
                                OF MARYLAND

                              INFINITY BROADCASTING CORPORATION
                                OF MICHIGAN

                              INFINITY BROADCASTING CORPORATION
                                OF NEW YORK

                              INFINITY BROADCASTING CORPORATION
                                OF PENNSYLVANIA

                              INFINITY BROADCASTING CORPORATION
                                OF PHILADELPHIA

                              INFINITY BROADCASTING CORPORATION
                                OF TAMPA

                              INFINITY BROADCASTING CORPORATION
                                OF TEXAS

                              INFINITY BROADCASTING CORPORATION
                                OF WASHINGTON, D.C.

                              INFINITY VENTURES, INC.

                              INFINITY WLIF, INC.

                              INFINITY WLIF-AM, INC.

                              INFINITY WPGC (AM), INC.

                              SAGITTARIUS BROADCASTING
                                CORPORATION

                              13 RADIO CORPORATION


                              By _______________________
                                 Name:  Farid Suleman
                                 Title: Vice President-Finance


                      Guarantee Agreement
                      ___________________

                              Administrative Agent

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Existing Administrative Agent


                              By ________________________
                                 Name:
                                 Title:


                              Address for Notices:

                              The Chase Manhattan Bank
                                (National Association), as Agent
                              4 Metrotech Center -- 13th Floor
                              Brooklyn, New York 11245
                                Attention: New York Agency

                              with a copy to:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York 10081
                                Attention:  John P. White

                      Guarantee Agreement
                      ___________________